Exhibit 99.2

Barfresh Food Group Inc.

Proforma Condensed Consolidated Balance Sheet

March 31, 2021

Unaudited

	As presented in Form 10-Q as of March 31, 2021 as Filed	Adjustments	March 31, 2021 - Proforma

Assets
Current assets:
Cash	$1,969,797	$5,160,000 [1,2]	$7,129,797
Restricted cash	142,382	-	142,382
Accounts receivable, net	578,687	-	578,687
Inventory, net	764,023	-	764,023
Prepaid expenses and other current assets	58,649	-	58,649
Total current assets	3,513,538	5,160,000	8,673,538
Property, plant and equipment, net of depreciation	1,820,243	-	1,820,243
Operating lease right-of-use assets, net	133,202	-	133,202
Intangible assets, net of amortization	415,373	-	415,373
Deposits	14,817	-	14,817
Total Assets	$5,897,173	$5,160,000	$11,057,173

Liabilities And Stockholders’ Equity
Current liabilities:
Accounts payable	$336,684	$-	$336,684
Accrued expenses	416,780	15,000	431,780
Advance payment	401,306	-	401,306
Accrued payroll	231,720	-	231,720
Accrued vacation	85,272	-	85,272
Accrued interest	240,047	(240,047)[2]	-
Lease liability	67,223	-	67,223
Loan payable – Paycheck Protection Program	505,005	(505,005)[3]	-
Convertible note - related party, net of discount	200,625	(200,625)[2]	-
Convertible note, net of discount	981,753	(981,753)[2]	-
Derivative liabilities	24,688	(24,688)[2]	-
Total current liabilities	3,491,103	(1,937,118)	1,553,985
Long term liabilities:
Lease liability	76,731	-	76,731
Loan payable – Paycheck Protection Program	631,257	(63,126)[3]	568,131
Total liabilities	4,199,091	(2,000,244)	2,198,847

Stockholders’ equity:
Preferred stock, $0.000001 par value, 5,000,000 shares authorized, none issued or outstanding

Common stock, $0.000001 par value; 295,000,000
shares authorized; 149,133,372 shares issued
and outstanding at March 31, 2021 and 167,601,435 shares on a pro forma basis	149	18 [1,2]	167
Additional paid in capital	53,189,080	6,749,389 [1,2]	59,938,469
Accumulated deficit	(51,491,147)	410,837	(51,080,310)
Total stockholders’ equity	1,698,082	7,160,244	8,858,326
Total Liabilities and Stockholders’ Equity	$5,897,173	$5,160,000	$11,057,173

Note 1. Presentation

The unaudited pro forma condensed consolidated balance sheet has been prepared in accordance with Rule 8-05 of Regulation S-X. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2021 gives effect to only the actions described below as if they had occurred at March 31, 2021, and no other changes to the balance sheet that have occurred subsequent to March 31, 2021.

The unaudited pro forma condensed consolidated balance sheet is presented for illustrative purposes only. The pro forma condensed consolidated balance sheet may not be useful in predicting the future financial condition of the Company. The Company’s actual financial position may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed consolidated balance sheet are described in the note below. The unaudited pro forma condensed consolidated balance sheet should be read together with the Company’s historical financial statements which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q.

Note 2. Pro Forma Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed consolidated balance sheet:

(1) Capital Raise: On June 1, 2021, the Company completed a Private Placement offering of its common stock in the amount of $6,000,000 and issued 16,666,666 shares of stock.

(2) Extinguishment of Debt: On June 1, 2021, the Company extinguished convertible debt in the principal amount of $1,239,000 and accrued interest of $280,610. The consideration included $840,000 in cash and 1,741,873 shares of the Company’s common stock valued at $679,610, which resulted in an extinguishment loss of $69,798.

(3) Paycheck Protection Program forgiveness: On May 20, 2021, the loan payable of $568,131 with the Paycheck Protection Program was forgiven. As a result, loan payable was reduced with the offset taken to the current earnings.